M I R A G E N

 May 7, 1997

 InVitro International
 16632 Millikan Avenue
 Irvine, CA 92714


 Dear Sirs:

       This letter, upon your acceptance, will evidence our mutual intention to enter into a definitive agreement providing for a merger, in which all of the outstanding capital stock or all of the assets, business, contractual and proprietary rights of Miragen Inc. ("Miragen"), a California corporation (the target company), will be acquired by InVitro International ("InVitro"), a California corporation (the acquiring company).

       The form of the transaction, whether an exchange of capital stock, statutory merger, or transfer of assets between Miragen and InVitro (hereinafter the anticipated transaction is referred to as the "Merger"), will be mutually determined by Miragen and InVitro after both companies have received the advice and recommendations of their respective accountants and professional advisors. The assets and business of Miragen to be acquired by InVitro in the Merger shall include all of Miragen's existing assets and proprietary rights relating to human and animal identification products and related technologies.

       This letter is also an expression of the intention of Miragen and InVitro to proceed expeditiously to negotiate, draft, and execute a definitive agreement for the Merger (hereinafter referred to as the "Agreement"). The Agreement, when executed will reflect the terms of this letter and such other terms and conditions as are typical to a transaction of this nature (which shall include appropriate representations and warranties as to the business, assets, liabilities, capitalization, material contracts, proprietary rights, financial condition and other matters relevant to the business and operations of the parties) and such additional terms and conditions as shall be mutually agreed upon. The parties to the Agreement shall include InVitro, Miragen, and any other party who, in the opinion of InVitro or Miragen, is necessary to the transactions.

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                                                                        2


       1. CERTAIN TERMS OF MERGER AGREEMENT. The material terms and conditions of the Merger to be included in the Agreement are as follows:

             1.1 The Agreement shall provide for the Merger which shall be consummated on or before September 15, 1997 (the "Closing"). On the Closing Date, all of the issued and outstanding Miragen capital stock or substantially all of the business, assets and proprietary rights of Miragen shall be acquired by InVitro.

             1.2 At the Closing, InVitro shall issue and deliver to the shareholders of Miragen previously authorized and unissued shares of InVitro common stock in an amount equal to 80% of the outstanding shares of the InVitro (after giving effect to the closing of the Merger) calculated on a fully diluted basis. In calculating the outstanding shares of Miragen for this purpose, it will be assumed that outstanding Miragen options, warrants and convertible securities are exercised immediately prior to the closing, and that number of shares of InVitro common stock necessary to account for Miragen options, warrants and convertible securities will be reserved in lieu of being issued. At the Closing, InVitro will substitute options, warrants and convertible securities to purchase shares of the InVitro's common stock for each outstanding option, warrant and other convertible security to acquire shares of Miragen, each such option or warrant to represent the right to purchase that number of InVitro shares as if the Miragen option, warrant or convertible security had been exercised immediately prior to the Merger and exercisable for the same aggregate consideration, and on substantially the same other terms and conditions, that would apply if all of such Miragen options, warrant or convertible security had been fully exercised.

             1.3 Upon the Closing of the Merger, each of the officers, directors and 10% shareholders of InVitro shall execute an agreement with Miragen and InVitro in which each of such officer, director and 10% shareholder shall release InVitro from any and all claims arising as a result of any prior events (except as permitted by the Agreement) and further covenant and agree that they will not compete with InVitro and Miragen for a period of five (5) years after the Closing in any business engaged in by Miragen as of the Closing Date including, without limitation, the business of human and animal identification technology.

             1.4 Until the Closing, each of InVitro and Miragen shall continue to operate its business in the ordinary course and shall not, without the prior written consent of the other party, do any of the following:

                   (i) Incur any material obligations or commitments other than in the ordinary course of business;

                   (ii) Grant any salary increases (other than as required by existing contracts or consistent with current practices), unscheduled promotions or enter into any new employment or benefit contracts;

                   (iii) Solicit, induce or otherwise engage in discussions
                         or negotiations relating to or proposed to lead to the acquisition or merger of sale of substantially all of the assets or shares of Miragen by or with any party other than InVitro;

                   (iv) Sell or dispose of any material assets or properties, except in the ordinary course of business or with the prior consent of the other party hereto; or,

                   (v) Sell any additional shares of its capital stock or grant any additional rights or options to acquire its capital stock, with the except of Miragen's current private placement offering.

             1.5 Miragen shall provide InVitro, on or prior to the Closing Date, with audited financial statements required in connection with the acquisition of a "significant subsidiary" by InVitro as that term is defined by rules and regulations promulgated by the Securities and Exchange Commission and such other information as is required for InVitro to prepare and file appropriate documents relating to the Merger with the Securities and Exchange Commission. Such financial statements will include, among other items, an audited balance sheet of Miragen as of a recent date, statements of income for each of its last two fiscal years, and related statements of shareholder's equity, statements of cash flows and the appropriate notes to such financial statements, together with the report of an independent certified public accounting firm. If required by InVitro as a condition to Closing, InVitro shall have received a "cold-comfort" letter from a firm of independent certified public accountants selected by InVitro as to the financial statements required by this paragraph and the financial condition of Miragen as of the Closing Date.

             1.6 As a condition to the consummation of the Merger, there shall have been no material adverse change in the assets, business or prospects of either Miragen or InVitro except as contemplated by the Agreement. All financial statements provided by the parties to each other pursuant to the Agreement shall be represented to fairly present the financial condition of such party at the date of such financial statements and their results of operations for the periods covered thereby, and shall be prepared in accordance with generally accepted accounting principles.

             1.7 InVitro and Miragen will exert their best efforts to obtain such consents or approvals, and to make such filings as in the opinion of their respective counsel may be necessary or advisable to effect the transactions contemplated herein. At the request of InVitro, Miragen shall obtain the consent of any third party which is necessary for the transfer of any asset, right or contract of Miragen pertaining to the Merger contemplated herein, if any.

             1.8 As a condition to the consummation of the Agreement, InVitro and its counsel and Miragen and its counsel must each be satisfied as to the validity and legality of all aspects of the Merger, including all activities undertaken in relation to the Agreement. Each of the parties to the Merger will pay their own expenses incurred in connection with the Agreement and all other events required for the Closing.

             1.9 The Agreement will provide that any claims or disputes arising thereunder or as a result of the transactions contemplated therein which cannot be resolved by the parties will be referred to alternative dispute resolution by binding arbitration in the State of California.

       2.    DUE DILIGENCE.    Upon the execution of this letter of intent
 by the parties, Miragen and InVitro, and each of their duly authorized representatives, will be provided with full access to the projections, financial records and supervisory management personnel of the other party, which shall include copies of all material agreements, corporate proceedings, access to the chief executive officer and chief financial officer, marketing, product development and manufacturing supervisors, and other records and information which each party deems of significance in an due diligence investigation of the other party hereto. The disclosure of any such information shall be subject to the provisions of Section 3 of this letter agreement.

       3. CONFIDENTIALITY. In connection with the foregoing matters, each party hereto has or will be furnishing to the other from time to time with oral and written information as to its proprietary products, marketing strategy and business plans, significant portions of which each of the parties considers to be proprietary and confidential information (herein called the "Confidential Information"). Each party acknowledges that "Confidential Information," as used herein, does not include any information which (i) was or becomes generally available to the public other than as a result of an improper disclosure by the other party hereto, or (ii) was or becomes information available to the other party on a non-confidential basis from a third party source that is not bound by a confidentiality obligation to either of the parties hereto.

             Each party agrees that Confidential Information will be used solely for the purpose of evaluating the Merger, investigating market information and potential markets, and for InVitro to pursue due diligence and legal disclosure requirements in connection with proposed financing activities by InVitro, and will not be used in the business or operations of the party to which such information has been disclosed or used in any other way, directly or indirectly, that may detrimental to the interests of the party that owns such Confidential Information. Confidential Information may be disclosed to representatives of the party receiving the same who need to know such Confidential Material for the purposes described above, it being understood that such representatives shall be informed of the confidential nature of the Confidential Information and shall be directed to treat the Confidential Information confidentially and as proprietary information of the party that owns the same. Each party shall notify the other as to the identity of such representatives. If either party receives a request, including a subpoena or similar legal inquiry, to disclose any of the Confidential Material, it shall provide the party that owns such Confidential Information with prompt notice so that the owner may seek appropriate protective relief.

       If the Agreement is not executed or the Closing thereunder shall fail to occur for any reason, each party shall promptly deliver and return all copies of Confidential Information to the party which owns the same, and without retaining any copy, notes or extracts thereof.

       Although each party understands that they will endeavor to include in the Confidential Information all materials which it believes to be relevant for the purposes of this letter agreement and the Merger, each party further understands that no representation or warranty as to the accuracy or completeness of the Confidential Information has or will be made except as provided by separate written agreement-

       4.    NO SOLICITATION OF EMPLOYEES.   Without the prior written
 consent of Miragen or InVitro, for a period of eighteen (18) months from the date of this letter, neither of them nor any of their affiliates will directly or indirectly solicit for employment, employ, or otherwise contract for the services of any person who is now employed (either as an employee or consultant) by the other party unless the Closing under the Agreement has been completed or unless such individual currently acts as a consultant to both of the parties.

       5.    PRESS RELEASE.   Upon your acceptance and approval hereof, each
 of us are authorized by the other to issue a press release for the purpose of publicly announcing the transactions contemplated by this letter. InVitro and Miragen each agree to consult with the other as to the form and substance of any press release or other public disclosure of the matters covered in this letter, provided that this shall not be deemed to prohibit InVitro or Miragen from making any disclosure which its respective counsel deems necessary to comply with applicable law.

       6.    SURVIVAL OF CERTAIN PROVISIONS.   The provision of Sections 3,
 4 and 5 of this letter agreement are for the benefit of the respective parties hereto, shall survive any termination of this letter agreement, and shall be governed by and construed in accordance with the laws of the State of California.

       This letter reflects an expression of our mutual intent only, and shall not constitute a binding legal obligation for the transactions described herein (except as expressly set forth in Sections 3, 4 and 5 above) until such time as the Agreement has been executed and the Merger has been approved by the Board of Directors and shareholders of InVitro and the Board of Directors of Miragen. It is our desire to move expeditiously towards the completion of these transactions on the basis of the terms and conditions contained herein. To help accomplish this goal, if you are in agreement with the foregoing, would you please indicate your approval of the contents of this letter by signing the attached copy in the space provided and returning it to us at your earliest convenience.

       The parties acknowledge that they were initially introduced to each other by, and currently share, two common directors and common outside corporate counsel who will have an inherent and unavoidable conflict of interest as to the Merger. Each of the parties agrees to engage the services of their own independent counsel for purposes of advising them in connection with this letter of intent, the Agreement, the Closing and other matters relevant to the Merger. Each of the parties will require approval of the Merger by a majority or more of their independent directors who are not affiliated with the other party.

                                       Very truly yours,

                                       MIRAGEN INC.


                                       By: /s/  Kevin B. Morton
                                           -------------------------
                                           Kevin B. Morton, President
                                           and Chief Executive Officer

 ACCEPTED AND AGREED TO THIS
   13th DAY OF MAY, 1997

 INVITRO INTERNATIONAL

 By: /s/  W. Richard Ulmer
     -------------------------------------
     W. Richard Ulmer,
     President and Chief Executive Officer